EXHIBIT 10.11


                                 AMENDMENT NO. 1

                                       TO

                     PREFERRED STOCK SUBSCRIPTION AGREEMENT

     THIS AMENDMENT NO. 1 (the "Amendment") TO PREFERRED STOCK SUBSCRIPTION AGREEMENT dated as of September 23, 1999 (the "Subscription Agreement") by and among the investors listed on the signature page thereto (the "Investors") and INTERNATIONAL DISPENSING CORPORATION, a Delaware corporation (the "Company"), is entered into on the date hereinafter set forth.

     WHEREAS: The Investors and the Company are parties to the Subscription Agreement and they wish to amend the Subscription Agreement as set forth below.

     NOW, THEREFORE, IT IS AGREED as follows:

     1. Section 1.2(a) of the Subscription Agreement is hereby amended in its entirety to read as follows:

          (a) The purchase and sale of the Shares shall occur at one or more closings (each, a "Closing") at such times as shall be determined by the Company, subject to the conditions set forth in this Agreement. The initial Closing shall occur within three business days after the execution of this Agreement by the Company and the Investors . The date of the initial Closing is hereinafter referred to as the "Initial Closing Date." On the Initial Closing Date, GREGORY B. ABBOTT, GEORGE V. KRISTE, LOUIS A. SIMPSON and GARY ALLANSON (collectively, the "Investors") shall purchase THREE HUNDRED FIFTY (350) Shares and shall pay to the Company by certified check or wire transfer of immediately available funds, SEVEN HUNDRED THOUSAND DOLLARS ($700,000), in the following amounts:

                                   AMOUNT OF SHARES       DOLLAR
              NAME                  TO BE PURCHASED       AMOUNT
              ----------------      ---------------       --------

              Gregory Abbott             137.5            $275,000

              George V. Kriste            82.5            $165,000

              Louis A. Simpson             110            $220,000

              Gary Allanson                 20            $ 40,000

                       TOTALS:             350            $700,000


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     2.   Section  1.2(b)  of the  Subscription  Agreement  is hereby amended by adding thereto the following language:

          The obligation of each Investor for subsequent closings shall be in the same proportion as set forth in Section 1.2(a) hereof. Should any Investor give notice to the Company that such Investor wishes to terminate such Investor's commitment to purchase additional shares, then the remaining Investors may, but are not required, to purchase such shares of the Investor who declines to purchase additional shares, in the same proportion as set forth above.

     3. Section 4.1 of the Subscription Agreement is hereby amended by changing the amount of the liability insurance to be provided to directors, officers, employees, agents or fiduciaries of the Company from "not less than FIVE MILLION DOLLARS ($5,000,000)" to "not less than ONE MILLION DOLLARS ($1,000,000)".

     4. Section 5.2(a) of the Subscription Agreement is amended in its entirety to read as follows:

          "(a) REQUESTS FOR REGISTRATION. At any time after one hundred twenty (120) days from the date of this Agreement the Initiating Holders may request registration under the Securities Act of all or part of their Registrable Securities. Within ten (10) days after receipt of any such request, the Company will give written notice of such requested registration to all other Holders of Registrable Securities and any other stockholder having registration rights which entitle it to participate in such registration. The Company will include in such registration all Registrable Securities with respect to which it has received written requests for inclusion therein within fifteen (15) days after receipt of the Company's notice. The Company shall cause its management to cooperate fully and to use its best efforts to support the registration of the Registrable Securities and the sale of the Registrable Securities pursuant to such registration as promptly as is practicable. Such cooperation shall include, but not be limited to, management's attendance and reasonable presentations in respect of the Company at road shows with respect to the offering of Registrable Securities. All registrations requested under this Section 5.2(a) are referred to herein as "Demand Registrations." The Holders of Registrable Securities will be entitled to request one Demand Registration hereunder. A registration will not count as a Demand Registration until it has become effective. Should the Demand
     Registration not be filed by the Company within ninety (90) days of the date of the Company's written notice to the Holders of Registrable Securities, then the Company shall pay to all the Holders of Registrable Securities, on a pro rata basis, as liquidated damages, the sum of TWO HUNDRED THIRTY-THREE DOLLARS ($233) per day for each day beyond the ninety (90) day period that the Demand Registration has


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     not  been  filed;  PROVIDED,  HOWEVER,  that  the  maximum  amount  of
     liquidated   damages  payable  to  the  Holders   hereunder  shall  be
     $100,000."

     5. In all other respects, the Subscription Agreement is hereby ratified, confirmed and approved.

     This Amendment No. 1 may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment this 25th day of October, 1999.

                                           COMPANY:

                                           INTERNATIONAL DISPENSING CORPORATION,
                                           a Delaware corporation

                                           BY: /s/Gary Allanson
                                               --------------------
                                               Name: Gary Allanson
                                               Title:   President


                                           INVESTORS:

                                           /s/ Gregory B. Abbott
                                           ------------------------
                                           GREGORY B. ABBOTT

                                           /s/ George V. Kriste
                                           ------------------------
                                           GEORGE V. KRISTE

                                           /s/ Louis A. Simpson
                                           ------------------------
                                           LOUIS A. SIMPSON

                                           /s/ Gary Allanson
                                           ------------------------
                                           GARY ALLANSON